Exhibit 10.41

2010 AMENDED AND RESTATED SERVICING AGREEMENT

THIS 2010 AMENDED AND RESTATED SERVICING AGREEMENT (the “Agreement”), signed by the parties on the dates indicated by their signatures below but effective as of December 22, 2010 is by and between AUTO LENDERS LIQUIDATION CENTER, INC. (hereinafter referred to as “Auto Lenders”), a New Jersey corporation; BOSTON SERVICE COMPANY, INC. doing business as HANN FINANCIAL SERVICE CORP. (hereinafter referred to as “Hann”), a New Jersey corporation; SUSQUEHANNA AUTO LEASE EXCHANGE, LLC, a Delaware limited liability company (“SALE”); and SALE NYC, LLC, a Delaware limited liability company (“SALE NYC”).

BACKGROUND

Auto Lenders is in the business of providing services to lenders who acquire motor vehicles (the “Vehicles”) upon termination of lease contracts or upon repossession under installment sales contracts. Auto Lenders reconditions vehicles and sells and leases them at retail to the general public or sells them at wholesale at public or private auctions (the “Service”). The Service enables lenders and lessors to maximize remarketing and resale gains, minimize remarketing and resale losses and do so while reducing the costs normally incurred by lenders and lessors in the disposition of Vehicles. Auto Lenders initially agreed to provide the Service to Hann on an exclusive basis pursuant to the terms and conditions of a Servicing Agreement between the parties dated February 1, 2000, the Amended Servicing Agreement dated September 1, 2000 and the 2002 Amended Servicing Agreement dated January 1, 2002. With the consent of Auto Lenders, Hann assigned certain of its rights, title and obligations under the 2002 Amended and Restated Servicing Agreement, as amended prior to the date hereof, with respect to identified leased vehicles to each of SALE and SALE NYC prior to the date of this Agreement.

Hann offers a retail automobile leasing program (the “Program”). Under the Program, Hann purchases vehicles from automobile dealers on behalf of Hann Auto Trust, a Delaware statutory trust (the “Origination Trust”), arranges leases of the vehicles, assigns interests in the leases to participating lenders (the “Lenders”), services the leases, and, utilizing the Service, arranges for disposal of the leased vehicles by Auto Lenders after termination of the leases. Pursuant to the terms and provisions of this Agreement, Auto Lenders will guaranty the residual value of certain Vehicles (the “Guaranty”) legally owned by the Origination Trust and serviced by Hann, including Vehicles beneficially owned by Hann, SALE, SALE NYC or another person. Auto Lenders, Hann, SALE and SALE NYC desire to amend and restate the 2002 Amended and Restated Servicing Agreement, as amended prior to the date hereof, in its entirety pursuant to the terms and conditions set forth herein.

In this Agreement, Hann, SALE and SALE NYC are collectively referred to as the “Guaranteed Parties” and each as a “Guaranteed Party”. For each Guaranteed Party, the “related Vehicles” shall mean a) with respect to Vehicles acquired by the Origination Trust prior to January 1, 2011, the vehicles described on Schedule A hereto and b) with respect to Vehicles acquired by the Origination Trust on and after January 1, 2011, the vehicles described on Schedule B hereto below such Guaranteed Party’s heading.

AGREEMENT

Auto Lenders, Hann, SALE and SALE NYC, in consideration of the above premises, of the mutual promises and covenants herein contained, and intending to be legally bound hereby, agree as follows:

1. Authorization.

A. Auto Lenders represents and warrants to the Guaranteed Parties that it (i) is a corporation, duly organized and validly existing under the laws of the State of New Jersey, (ii) is duly licensed and/or qualified in all jurisdictions where such licensing and/or qualifications is required pursuant to this Agreement, and (iii) is authorized to enter into and perform its obligations under this Agreement. Auto Lenders further represents and warrants to the Guaranteed Parties that it is currently providing the Service and the Guaranty only with respect to

Vehicles legally owned by the Origination Trust and agrees that, during the term and any extended terms of this Agreement, as provided in Paragraph 12 below, Auto Lenders will continue to provide the Service and the Guaranty only with respect to Vehicles legally owned by the Origination Trust and will not provide any similar service or guarantee to any other person unless mutually agreed to by the parties.

B. Hann represents and warrants to Auto Lenders, SALE and SALE NYC that it (i) is a corporation, duly organized and validly existing under the laws of the State of New Jersey, (ii) is duly licensed and/or qualified in all jurisdictions where such licensing and/or qualification is required pursuant to this Agreement, and (iv) is authorized to enter into and perform its obligations under this Agreement.

C. SALE represents and warrants to Auto Lenders, Hann and SALE NYC that it (i) is a limited liability company duly organized and validly existing under the laws of the State of Delaware, (ii) is duly licensed and/or qualified in all jurisdictions where such licensing and/or qualification is required pursuant to this Agreement, and (iii) is authorized to enter into and perform its obligations under this Agreement.

D. SALE NYC represents and warrants to Auto Lenders, Hann and SALE that it (i) is a limited liability company duly organized and validly existing under the laws of the State of Delaware, (ii) is duly licensed and/or qualified in all jurisdictions where such licensing and/or qualification is required pursuant to this Agreement, and (iii) is authorized to enter into and perform its obligations under this Agreement.

2. Published Residual Values of Leased Motor Vehicles. Hann publishes, approximately six (6) times per year, an Automobile Lease Residual Guide (the “Residual Guide”) and periodic bulletins which it distributes to its automobile dealer network. The residual values of all Vehicles contained in each Residual Guide and the bulletins to be published by Hann during the term or any extended terms of this Agreement shall be approved by the Guaranteed Parties and Auto Lenders. In the event that the parties hereto cannot agree upon the residual value of any particular Vehicle, then Auto Lenders shall not provide the Guaranty to the Lenders or the Guaranteed Parties as to such Vehicle, even if covered by a lease sold by a Guaranteed Party to a Lender, unless Auto Lenders agrees to do so in a separate writing.

3. Guaranty of Residual Value. Except as provided in Paragraph 2, Auto Lenders agrees to provide the Guaranty of the residual value of the Vehicle as contained in a lease to any participating Lender that purchases the lease from the Guaranteed Party during the term or any extended term of this Agreement or to the related Guaranteed Party.

Auto Lenders shall pay to any such participating Lender or the related Guaranteed Party the guaranteed amount on any Vehicle at the times and in the manner provided in the second subparagraph of Paragraph 5.

Upon the Lender’s or the applicable Guaranteed Party’s receipt of payment of the residual value of a Vehicle from Auto Lenders, Auto Lenders shall become the owner of the Vehicle and shall receive from the Lender or such Guaranteed Party without recourse, such documents as may be necessary to transfer marketable title to the Vehicle from the Origination Trust to Auto Lenders, free and clear of all liens and encumbrances.

4. Delivery and Reconditioning of Vehicles. Each Guaranteed Party will deliver each related Vehicle which is subject to the Guaranty to an Auto Lenders designated place of business at such Guaranteed Party’s sole cost and expense. In providing the Service, Auto Lenders will determine the reasonable costs (which shall be equivalent to market conditions) necessary to recondition such Vehicle for sale or lease and shall promptly advise such Guaranteed Party of such costs. Such costs shall be reimbursed to Auto Lenders by the applicable Guaranteed Party on a monthly basis (the “Reconditioning Cost”) within thirty (30) days of receipt of an invoice for such costs from Auto Lenders. The Reconditioning Cost will be limited to and no more than the following: (a) from January 1, 2011 to December 31, 2011, $485,000 per month; (b) from January 1, 2012 to December 31, 2012, $315,000 per month; and (c) from January 1, 2013 to December 31, 2013, $300,000 per month. The Reconditioning Costs for calendar years 2014 and 2015 shall be determined by Auto Lenders and the Guaranteed Parties in accordance with the agreed upon formula in existence for the preceding years. The provisions of this Paragraph 4 shall survive termination of this Agreement.

5. Remarketing of Vehicles. In connection with the Service, Auto Lenders will use its best efforts to sell or lease those Vehicles which are reconditioned by it, as well as those Vehicles which did not require reconditioning, on such terms as are acceptable to the applicable Guaranteed Party. For the avoidance of doubt, the cost of any and all media advertising in relation to the sale or remarketing of the Vehicles shall be the responsibility of the Guaranteed Parties. Upon any such sale, the applicable Guaranteed Party shall cause the Origination Trust to transfer the title to the Vehicle to Auto Lenders, which shall then transfer title to the purchaser. Each Guaranteed Party warrants to Auto Lenders that it has marketable title to all Vehicles delivered to Auto Lenders by such Guaranteed Party pursuant to this Agreement, free and clear of all liens and encumbrances.

All proceeds from the sale of any Vehicle on termination of a lease, including termination fees (i.e., purchase option fees), shall be paid to the applicable Guaranteed Party and credited to Auto Lenders to an account on the books of such Guaranteed Party designated the “Termination Account.” Any deficiency between the sale proceeds received and the residual amounts guaranteed on the Vehicles sold or leased by Auto Lenders on behalf of each Guaranteed Party shall be reconciled at the end of each month and paid by Auto Lenders to such Guaranteed Party and credited to the such Guaranteed Party’s Termination Account on or before the 10th day of the following month. Likewise, any surplus between the sale proceeds received and the residual amounts guaranteed shall be reconciled at the end of each month and paid by the applicable Guaranteed Party from such Guaranteed Party’s respective Termination Account to Auto Lenders on or before the 10th day of the following month.

6. Right of First Refusal. Auto Lenders will offer to the applicable Guaranteed Party in writing the right of first refusal to purchase, without recourse, all leases and installment sale contracts which meet the Guaranteed Party’s credit requirements (together the “Contracts”) negotiated by Auto Lenders pursuant to the Service and signed by retail purchasers or lessees who purchase or lease Vehicles delivered by such Guaranteed Party to Auto Lenders pursuant to this Agreement. Auto Lenders’ offer shall expire unless such Guaranteed Party exercises its right of first refusal as to each such Contract, if its elects to do so, within two (2) business days of its receipt of the offer from Auto Lenders accompanied by the credit file with respect to the retail purchaser or lessee. All Contracts on which a Guaranteed Party exercised its right of first refusal shall be sold and assigned by Auto Lenders to such Guaranteed Party without recourse to Auto Lenders. Auto Lenders need not offer to a Guaranteed Party any retail lease or installment sale contract which does not meet such Guaranteed Party’s credit requirements. All Vehicles other than those subject to Contracts purchased by a Guaranteed Party upon the exercise of its right of first refusal under this Paragraph 6 shall be disposed of, and the proceeds of such dispositions shall be applied, in accordance with Paragraph 5 hereof.

7. Employees. Auto Lenders agrees to employ servicing personnel, at no cost to the Guaranteed Parties, in a number and quality sufficient to provide the Service to the Guaranteed Parties required by this Agreement. Such personnel shall function under the sole guidance, supervision and direction of Auto Lenders and at all times remain solely the employees of Auto Lenders. Auto Lenders shall solely be responsible for the salaries, employment taxes, and any and all employee benefits of such personnel. It is the intention of the Guaranteed Parties and Auto Lenders that this Agreement shall not be construed to create in any manner whatsoever an employer-employee relationship between any Guaranteed Party and the employees of Auto Lenders, it being within the contemplation of the parties that all acts performed by Auto Lenders in carrying out the provisions of this Agreement shall be those of an independent contractor and all acts performed by employees of Auto Lenders shall be those strictly of employees of Auto Lenders.

8. Contract Payments. All lease and installment sale payments on Contracts sold and assigned by Auto Lenders to the Guaranteed Parties hereunder will be made directly payable to the applicable Guaranteed Party (or, to the extent acceptable to such Guaranteed Party, to Hann as servicer on behalf of such Guaranteed Party). Hann personnel will promptly process all Contract payments received on a daily basis. Hann will keep accurate, current and complete records of all payments posted in accordance with normal business practices and procedures.

Auto Lenders will promptly pay to the applicable Guaranteed Party all monies received from the sale or lease of all Vehicles disposed of pursuant to this Agreement.

9. Consideration: Guaranty Fees. In consideration of its agreement to provide the Guaranty to the Guaranteed Parties, Auto Lenders shall receive from each Guaranteed Party (which such Guaranteed Party may cause to be paid by the participating Lenders) the following Guaranty Fees with respect to the related Vehicles, which shall pertain only to leased Vehicles subject to the Guaranty of Auto Lenders:

A. A one-time Lease Guaranty Fee of $150.00 per lease on which Auto Lenders has provided the Guaranty. A minimum of $100.00 of the Lease Guaranty Fee shall be reserved by the applicable Guaranteed Party or the Lender participating in the Program and credited to a Residual Value Loss Reserve Account maintained by such Guaranteed Party or the Lenders, as applicable, in the name of Auto Lenders. (In some instances, the Guaranty may be provided to a Lender pursuant to a separate written agreement among Auto Lenders, the applicable Guaranteed Party and the Lender. In such event, the amount of the Lease Guaranty Fee reserved and the rights of the parties with regard to the Residual Value Loss Reserve Account may be subject to that agreement and not this Agreement.) The amount of the Lease Guaranty Fee reserved shall be placed by the applicable Guaranteed Party or the Lender in an interest-bearing account under the dominion and control of such Guaranteed Party or the Lender, as applicable, with interest to accrue at a rate not less than the money market account rate offered by the Lender. Interest shall accrue to the benefit of Auto Lenders. The unreserved balance of the Lease Guaranty Fee shall be paid on or before the tenth (10th) day of the month following the month in which the Guarantee is provided by Auto Lenders. The applicable Guaranteed Party or the Lender, as applicable, shall be, and hereby is, granted a first perfected security interest in such account to secure the obligations of Auto Lenders to such Guaranteed Party or the Lender, as applicable, with respect to the Vehicle covered by such lease. This Lease Guaranty Fee and/or the reserved amount of the Lease Guaranty Fee for any Vehicle shall be subject to amendment by written agreement among the applicable Guaranteed Party, Auto Lenders and the related Lender, to the extent applicable. For the avoidance of doubt, Hann and SALE shall have no right to consent to the Lease Guaranty Fee and/or the reserved amount applicable to SALE NYC Vehicles, SALE and SALE NYC shall have no right to consent to the Lease Guaranty Fee and/or reserved amount applicable to Hann Vehicles and Hann and SALE NYC shall have no right to the consent to the Lease Guaranty Fee and/or the reserve amount applicable to SALE Vehicles.

i. The sum on deposit in each Residual Value Loss Reserve Account shall be applied to defray residual value losses on leased Vehicles subject to the Auto Lenders Guaranty pursuant to the Program; provided that, so long as it is not in default under any guaranty furnished by it, Auto Lenders has the right to dispose of the Vehicles covered by such leases in any manner Auto Lenders deems appropriate to minimize such losses. Auto Lenders agrees to maintain the Residual Value Loss Reserve Accounts so long as Auto Lenders has any obligation to a participating Lender or any Guaranteed Party on one or more leases subject to the Guaranty. So long as Auto Lenders is not in default under any guaranty furnished by it, the balance of each Residual Value Loss Reserve Account and accrued interest shall be paid to Auto Lenders under the Guaranty provided pursuant to this Agreement. Such sum shall be paid to Auto Lenders within ten (10) business days of written request. The provisions of this subparagraph 9.A.(i) shall survive termination of this Agreement.

B. A Monthly Guaranty Fee of $5.00 per lease subject to the Auto Lenders Guaranty to be charged to Lenders other than the Guaranteed Parties. The Monthly Guaranty Fees shall be based on the number of leases which are part of the Program and which are outstanding at the end of each month. The Monthly Guaranty Fees shall be paid by participating Lenders and credited to Auto Lenders by the applicable Guaranteed Party on or before the tenth (10th) day of the following month. It is understood by the parties that the Monthly Guaranty Fee shall apply to the leases subject to the Auto Lenders Guaranty and shall be applied to reduce the Monthly Guaranty Payment due from the Guaranteed Parties to Auto Lenders as required pursuant to subparagraph 9.D. below. The provisions of this Paragraph 9.B. shall survive termination of this Agreement.

C. All full-term lease assessments (for example, excess mileage, assessed wear and tear, Vehicle damage, termination-disposition fees, and the like) which relate to a lease subject to the Auto Lenders Guaranty and which are collected from a lessee at the expiration of a lease shall be paid, so long as Auto Lenders is not in default under any guaranty furnished by it, to Auto Lenders on or before the tenth (10th) day of the month following the month of collection. It is understood and agreed, however, that in the event any such full-term lease assessment is not collected by Hann from the lessee within one hundred fifty (150) days of the date of the invoice to the lessee, such assessment shall be paid by the applicable Guaranteed Party to Auto Lenders promptly after the expiration of the one hundred fifty (150) day period. From time to time, Auto Lenders may accept the amount of a settlement between Hann (on behalf of the applicable Guaranteed Party) and a lessee as payment in full for a Vehicle damage or wear and tear assessment provided that the reduced amount is reasonable and is previously approved by Auto Lenders. The provisions of this Paragraph 9.C. shall survive termination of this Agreement.

D. Hann on behalf of itself and the other Guaranteed Parties shall pay to Auto Lenders a guaranty payment (the “Guaranty Payment”) for calendar year 2011 of $385,000 per month, for calendar year 2012 of $250,000 per month and for calendar year 2013 of $250,000 per month. The Guaranty Payments for calendar years 2014 and 2015 shall be determined by November 30, 2011 and November 30, 2012, respectively, and in accordance with the agreed upon formula in existence for the preceding years. At the end of each calendar year, the Guaranty Payments shall be allocated to the Guaranteed Parties on a pro rata basis and, if applicable, the relevant Guaranteed Party shall reimburse Hann in an amount equal to (A) the Guaranteed Party’s percentage of such Vehicles newly acquired by the Origination Trust in such year multiplied by (B) the Guaranty Payment. The Guaranty Payments for any extended term or terms shall be as determined by the Guaranteed Parties and Auto Lenders pursuant to Paragraph 12 below.

E. The applicable Guaranteed Party shall pay to Auto Lenders a monthly fee with respect to Vehicles that have been sold by Auto Lenders which were either deemed Repaired Frame/Unibody Damage (“Frame Damage”) or Not Actual Mileage-Mileage Unknown (“NAM/TMU”). In the case of Frame Damage, the fee shall equal 20% of the stated residual value of such Vehicle. In the case of NAM/TMU, the fee shall equal 40% of the stated residual value of such Vehicle. Auto Lenders shall provide evidence related to either matter as support to the fee to be paid. The provision of this Paragraph 9.E. shall survive termination of this Agreement.

10. Residual Value Performance Participation Program. In consideration of extending the term of the Agreement as provided in Paragraph 12, Auto Lenders will pay to Hann a one-time payment of $500,000 under a residual value performance participation program plan (the “Residual Value Performance Participation Program”). It is further understood that under the Residual Value Performance Participation Program Auto Lenders will participate with Hann in calendar years 2011, 2012, 2013, 2014 and 2015 that will equate to a payment of ten (10) percent of the positive net residual value experience (inclusive of fees) for the 12-month period beginning January 1, 2011, through December 31, 2011. The preceding formula and timetable of January 1 through December 31 will be used for the five year term of this Agreement. Any payment made to Hann by Auto Lenders under the Residual Value Performance Participation Program will be allocated to the applicable Guaranteed Party based on such Guaranteed Party’s respective share of the residual value of such Guaranteed Party’s leases.

11. Indemnification. Except as otherwise provided herein or caused by the gross negligence or willful misconduct of the Guaranteed Party, Auto Lenders agrees to indemnify, defend and save such Guaranteed Party and the applicable Lenders and their respective directors, officers, agents and employees harmless from all losses, damages, claims and expenses (including court costs and attorney’s fees, provided Auto Lenders is offered the opportunity (except in situations involving exposure to potential criminal liability) to select such Guaranteed Party’s attorneys, subject to such Guaranteed Party’s reasonable approval) arising out of the conduct of Auto Lenders, its officers, agents, servants and employees, in providing the Service and the Guaranty pursuant to this Agreement. This indemnification shall survive the termination of this Agreement.

Likewise, except as otherwise provided herein or caused by the gross negligence or willful misconduct of Auto Lenders, each Guaranteed Party agrees to indemnify, defend and save Auto Lenders and its directors, officers, agents and employees harmless from all losses, damages, claims and expenses (including court costs and attorney’s fees, provided such Guaranteed Party is offered the opportunity (except in situations involving exposure to potential criminal liability) to select Auto Lenders’ attorneys, subject to Auto Lenders’ reasonable approval) arising out of the conduct of such Guaranteed Party, its officers, agents, servants and employees, in performing its obligations under this Agreement and in servicing Contracts assigned to it pursuant to this Agreement. This indemnification shall survive the termination of this Agreement.

12. Term of Agreement. The term of this Agreement is five (5) years, commencing on the effective date of December 22, 2010 and ending on December 31, 2015. Should neither party terminate this Agreement by written notice to the other received on or before November 15, 2011, then the term of this Agreement shall automatically be extended for an extended term of one year lasting from January 1, 2016 to December 31, 2016. Similarly, if neither party terminates this Agreement by written notice to the other on or before November 15 of the following year (or years), then this Agreement shall automatically be extended for an additional period (or periods) of one year. This Agreement may be terminated by either party upon the expiration of the then current term (i.e. December 31st of the fourth following year), by providing written notice to the other party of termination that is received by the other party on or before November 15th of any year. (For example, a notice of termination must be received by one party on or before November 15, 2011 in order for the other party to terminate this Agreement on December 31, 2015.)

Each year the parties shall use their best efforts to agree upon a reasonable and appropriate change (by way of an increase or decrease) to the Guaranty Fees as provided in Paragraphs 9.A., B., and D. above. If the parties are unable to agree upon such a change on or before November 15th of any year, then this Agreement shall automatically be extended (unless otherwise terminated by either party) and (a) the Guaranty Fees for the extended term shall be the same as those of the immediately prior calendar year and (b) the Reconditioning Costs, described in Paragraph 4, and the Residual Value Performance Participation Program, described in Paragraph 10, for the extended term shall be in accordance with the agreed upon formula in existence for the preceding years. The Guaranty Fees applicable to any extended term shall be calculated to provide Auto Lenders with (a) a reasonable net financial return as determined by industry standards, and (b) the same protection against risk as the fees and portfolio payments paid to Auto Lenders during the initial three-year term. Auto Lenders agrees to provide the Guaranteed Parties with full access to its financial books and records and its financial statements during the term and each extended term of this Agreement.

Any party may terminate this Agreement at any time upon the failure of the other parties to comply with any of the terms and provisions of this Agreement, which failure to comply extends thirty (30) days or more after written notice of the noncompliance to the other party and that party (i) fails to cure such non-compliance within that time or (ii) fails to commence efforts in good faith to cure a failure to comply which cannot reasonably be cured within such time and to pursue such cure with diligence to completion.

Any party may terminate this Agreement, immediately and without penalty, if any party applies for or consents to the appointment of a receiver, trustee or liquidator of itself or its property, admits in writing its inability to pay its debts as they mature, makes a general assignment for the benefit of creditors, is adjudicated a bankrupt or insolvent or files a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or if any order, judgment or decree is entered by any court of competent jurisdiction approving a bankruptcy petition or appointing a receiver, sequestrator, trustee or liquidator of such other party.

Each Guaranteed Party’s obligations under this Agreement as to Contracts purchased prior to the effective termination date, and Auto Lenders’ obligations as to the Vehicles received for sale and lease and as to the Guaranty provided for all Vehicles made prior to the effective termination date, shall survive the termination of this Agreement.

Notwithstanding anything herein to the contrary, this Agreement may be terminated immediately, without penalty, upon the direction or instruction of any federal or state regulatory authority having jurisdiction over Hann, SALE, SALE NYC or Susquehanna Bancshares, Inc.

13. Change of Control.

A. Hann is a subsidiary of Susquehanna Bancshares, Inc. (“SBI”), a multi-state, financial holding company located in Lititz, Pennsylvania. Each of SALE and SALE NYC are subsidiaries of Hann. Should a “change of control” occur at SBI, then Auto Lenders may, in its sole discretion and at any time up to 12 months after the date of such change in control, provide a notice of termination of this Agreement effective as of the then next scheduled termination date and require the Guaranteed Parties to pay immediately and in one sum all remaining Guaranty Fees, as stated in Paragraph 9.D., for the period extending from the date of the notice of termination to the then next scheduled termination date of this Agreement. Thereupon, this Agreement shall be deemed to be terminated as of such scheduled termination date. Notwithstanding such termination, upon payment to Auto Lenders of such fees Auto Lenders will remain obligated to perform the Service and to provide the Guaranty as provided in this Agreement. For purposes of this Paragraph 13.A., a “change in control” with respect to SBI shall mean the acquisition by any other person (other than Auto Lenders or a principal or significant shareholder of Auto Lenders and other than a purchaser from Auto Lenders or a principal or significant shareholder thereof in any transaction not involving common shareholders generally) of twenty-five percent (25%) or more of the shares of SBI, whether directly or indirectly or acting through one or more other persons, including the power to cast twenty-five percent (25%) or more of the votes for the election of directors which may be cast in the aggregate by the holders of all of the voting securities of SBI, or any person, whether directly or indirectly or acting through one or more other persons, obtains control in any manner over the election of a majority of the directors of SBI.

B. Should a “change of control” occur at Auto Lenders, then Hann, SALE or SALE NYC may, in its sole discretion and at any time up to 12 months after the date of such change of control, provide notice of termination of this Agreement with respect to such Guaranteed Party and the Vehicles of such Guaranteed Party effective as of the date of such notice. For purposes of this Paragraph 13.B., a “change in control” with respect to Auto Lenders shall mean the acquisition by any other person (other than SBI, Hann, SALE or SALE NYC) of twenty-five percent (25%) or more of the shares of Auto Lenders, whether directly or indirectly or acting through one or more other persons, including the power to cast twenty-five percent (25%) or more of the votes for the election of directors which may be cast in the aggregate by the holders of all of the voting securities of Auto Lenders, or any person, whether directly or indirectly or acting through one or more other persons, obtains control in any manner over the election of a majority of the directors of Auto Lenders.

14. Assignment of Agreement. Each of Auto Lenders, Hann, SALE and SALE NYC may not assign or delegate its rights or obligations under this Agreement without the written consent of the other parties. This Agreement, however, shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

15. Notices. All notices hereunder to a party shall be in writing and shall be deemed to have been duly received when delivered by hand or sent by confirmed facsimile, or two (2) days after being mailed by certified mail, return receipt requested, to such party at its address set forth above or such other address as such party may specify by notice to the other party hereto.

If sent to Auto Lenders, such notice shall be forwarded to:

AUTO LENDERS LIQUIDATION CENTER, INC.

104 Route 73

Voorhees, NJ 08043

Attn: Chief Executive Officer

with a copy to:

CAPEHART & SCATCHARD, P.A.

A Professional Corporation

Laurel Corporate Center, Suite 300

8000 Midlantic Drive- C.S. 5016

Mt. Laurel, NJ 08054

Attn: Charles A. Rizzi, Jr., Esquire

If sent to Hann, such notice shall be forwarded to:

BOSTON SERVICE COMPANY INC. d/b/a HANN FINANCIAL SERVICE CORP.

One Centre Drive

Jamesburg, NJ 08831

Attn: President

with a copy to:

Susquehanna Bancshares, Inc.

26 North Cedar Street

Lititz, PA 17543

Attn: Chief Executive Officer

If sent to SALE or SALE NYC, such notice shall be forwarded to:

BOSTON SERVICE COMPANY INC. d/b/a HANN FINANCIAL SERVICE CORP.

One Centre Drive

Jamesburg, NJ 08831

Attn: President

with a copy to:

Susquehanna Bancshares, Inc. 2

6 North Cedar Street

Lititz, PA 17543

Attn: Chief Executive Officer

16. Entire Agreement; Amendments. This Agreement represents the entire understanding between the parties any may not be modified unless such modifications is in writing and signed by each party to this Agreement.

17. Governing Law. The terms of this Agreement shall be construed and governed in accordance with the laws of the State of New Jersey. Each party agrees that any suit, action or other proceeding arising out of or in connection with this Agreement or the transactions contemplated hereby shall be brought in the Superior Court of New Jersey, Gloucester County or the United States District Court for the District of New Jersey.

18. Severability. If any provision of this Agreement is held invalid or unenforceable in any jurisdiction, the remainder of this Agreement shall not be affected thereby.

19. Enforcement of Agreement. Hann, SALE, SALE NYC and Auto Lenders agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are otherwise entitled at law or in equity.

20. Counterparts. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Agreement.

21. Superseding Agreement. This Agreement amends and supersedes the provisions of the Servicing Agreement, the Amended Servicing Agreement, 2002 Amended Servicing Agreement, any amendments to any of the foregoing, and all other prior agreements relating to the subject matter hereof. However, the parties rights and obligations under those agreements shall continue in full force and effect under the terms of this Agreement except and to the extent they have been amended by this Agreement.

IN WITNESS WHEREOF, Hann, SALE, SALE NYC and Auto Lenders have caused this Agreement to be executed by their duly authorized corporate officers the day and year written beneath their signatures below; each intending that this Agreement shall become effective on the date first written above.

AUTO LENDERS LIQUIDATION CENTER, INC

Attest:	/s/ Beverly Shoemaker	By:	/s/ Michael Wimmer
[Assistant] Secretary		Title:	Pres/CEO

		Dated:	12-22-10

BOSTON SERVICE COMPANY, INC. d/b/a HANN FINANCIAL SERVICE CORP

Attest:	/s/ Laura Fields	By:	/s/ Charles Dovico
[Assistant] Secretary		Title:	President & CEO

		Dated:	12-28-10

SUSQUEHANNA AUTO LEASE EXCHANGE, LLC

Attest:	/s/ Laura Fields	By:	/s/ Charles Dovico
[Assistant] Secretary		Title:	President

		Dated:	12/28/10

SALE NYC, LLC

Attest:	/s/ Laura Fields	By:	/s/ Charles Dovico
[Assistant] Secretary		Title:	President

		Dated:	12/28/10

Schedule A

The “related Vehicles” for each of Hann, SALE and SALE NYC as identified on the electronic spreadsheet maintained by Hann and provided to the other parties hereto on December 30, 2010.

Schedule B

Guaranteed Parties and “related Vehicles” acquired by the Origination Trust on and after January 1, 2011

SALE:

Each Vehicle acquired by the Origination Trust on and after January 1, 2011 that is not a “related Vehicle” with respect to Hann or SALE NYC as set forth below.

SALE NYC:

The “related Vehicles” with respect to SALE NYC means each vehicle acquired by the Origination Trust on and after January 1, 2011 for which the related lessee has a New York City Zip Code. As used in this Schedule B, a lessee shall be deemed to have a “New York City Zip Code” if the first three numbers in the mailing address for such lessee are “100”, “101”, “102”, “103”, “104”, “111”, “112”, “113”, “114” or “116”.

Hann:

The “related Vehicles” with respect to Hann means each Vehicle acquired by the Origination Trust on and after January 1, 2011 for which the related lessee has one of the two following Zip Codes:

07003

10538.